UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2005

Trustreet Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 540-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 13, 2005, a subsidiary of Trustreet Properties, Inc. (“Trustreet”) entered into a commitment letter (the “Commitment”) with The Restaurant Company, a Delaware corporation (“TRC”), pursuant to which TRC will sell to Trustreet and simultaneously lease back from Trustreet up to 68 of TRC’s owned properties which are currently operated by TRC as “Perkins Restaurant and Bakery” restaurants (each, a “Property” and collectively, the “Properties”). The sale and lease back of each Property is conditioned on, among other things, the negotiation and execution by Trustreet and TRC of mutually agreeable definitive purchase and lease agreements, each on the terms specified in the Commitment. The aggregate purchase price for the Properties will be $137,500,000.00, and the lease agreements will each have terms of between 17 and 20 years with two successive ten-year renewal options. Trustreet currently expects to close the transactions contemplated in the Commitment no more than 60 days after the execution of the Commitment.

The information disclosed above is being furnished in this Item 7.01 of this Current Report but is not considered “filed” for purposes of Section 18 of the Exchange Act of 1934 and is not subject to the liabilities of that section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2005	TRUSTREET PROPERTIES, INC.

	By:	/s/ Steven D. Shackelford
Steven D. Shackelford
Chief Financial Officer

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